United States

Securities and Exchange Commission

Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2020

HUTTIG BUILDING PRODUCTS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-14982	43-0334550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Maryville University Drive, Suite 400, Saint Louis, Missouri	63141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (314) 216-2600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common, par value $0.01 per share	HBP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On April 22, 2020, Huttig Building Products, Inc. (the “Company”) received a letter (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the closing bid price for its common stock had been below $1.00 for the last 30 consecutive business days and that the Company therefore is not in compliance with the minimum bid price requirement for continued inclusion on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”). Under the Nasdaq Listing Rules, the Company has a period of 180 calendar days from the date of the Notice to regain compliance with the Bid Price Requirement. However, due to recent market conditions, Nasdaq has determined to toll the compliance periods for the Bid Price Requirement through June 30, 2020. As a result, the compliance period for the Bid Price Requirement will be reinstated on July 1, 2020 (the “Reinstatement Date”). Accordingly, the Company has until December 27, 2020 (the “Compliance Date”), which is 180 calendar days from the Reinstatement Date, to regain compliance with the Bid Price Requirement. To regain compliance, the closing bid price of the Company’s common stock must be at least $1.00 for a minimum of ten consecutive business days on or before the Compliance Date.

The Company intends to monitor the closing bid price of its common stock and may, if appropriate, consider available options to regain compliance with the Bid Price Requirement. However, there can be no assurance that the Company will be able to regain compliance with the Bid Price Requirement, or will otherwise be in compliance with other Nasdaq Listing Rules. If the Company does not regain compliance by the Compliance Date and has not requested an extension of the time period in which it must comply, Nasdaq will provide notice to the Company that its common stock is subject to delisting. In such event, Nasdaq’s rules permit the Company to appeal any delisting determination. However, there can be no assurance that Nasdaq would grant the Company's request for an extension of the compliance period or that the Company’s appeal of the delisting determination would be favorably determined.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

As part of the Company’s cost reduction response to the current COVID-19 global pandemic, the Company instituted temporary reductions ranging from 5% to 20% of the annual base salaries of certain employees, including each of the named executive officers whose salaries were reduced by 20%. The Company entered into consent agreements with each of Messrs. Jon Vrabely and Robert Furio memorializing revisions to their written compensation arrangements. Effective April 27, 2020, the annual salaries of the named executive officers are as follows:

Name	Title	Annual Salary beginning 04/27/2020

Jon P. Vrabely	President & Chief Executive Officer	$480,000
Robert Furio	Executive Vice President - Chief Operating Officer	$360,000
Philip Keipp	Vice President - Chief Financial Officer	$280,000

In conjunction with the executive salary reductions and other cost reductions, members of the Company’s Board of Directors have also agreed to reduce the cash element of their compensation by 20% to be effective as of April 1, 2020.

ITEM 7.01 REGULATION FD DISCLOSURE

COVID-19 Response

In March 2020, the World Health Organization declared the novel coronavirus disease 2019 (COVID-19) a global pandemic. The COVID-19 pandemic has negatively impacted the global economy, disrupted global supply chains, created significant volatility and disruption in financial markets, and increased unemployment levels. In addition, the pandemic has resulted in temporary closures of many businesses and the institution of social distancing and sheltering in place requirements in many states and communities, including those in major markets in which the Company is located or does business.

The Company has been deemed an essential business by the U.S. Government, and all of the Company’s branches are currently open and operational. However, the demand for the Company’s products and services has been, and will continue to be, negatively impacted by the pandemic. The extent of the impact is expected to be significant and the duration of the impact uncertain. The business operations of the Company, and that of certain vendors and customers, have been disrupted because significant portions of the workforce have been unable to work effectively, including because of illness, quarantines, government actions, travel restrictions, technology limitations and/or disruptions or other restrictions in connection with the pandemic.

Cost Containment and Financial Management

In response to these unprecedented conditions and the uncertainty regarding the duration of the impacts, the Company has taken proactive and aggressive actions to manage costs and optimize cash utilization, including:

•	Implementing wage reductions;
•	Adjusting the size of the workforce;
•	Eliminating and / or deferring all non-essential operating and capital expenditures;
•	Eliminating substantially all travel spend; and
•	Collaborating with suppliers, customers, and other business partners to manage costs, working capital, and liquidity.

Health and Safety of Employees

Since the beginning of the pandemic, the Company’s highest priority has been to protect the health and safety of personnel who work at or enter its branches, and has implemented a number of measures, including:

•	Additional cleaning and disinfecting procedures at all facilities;
•	Daily temperature checks and masks for employees;
•	Adherence to strict social distancing guidelines;
•	Mandatory work from home policy where possible; and
•	Cancellation of all non-essential travel.

The Company will provide additional information on its COVID-19 readiness and response plan during its earning call currently scheduled on Tuesday May 5, 2020.

The information in this Item 7.01 is deemed “furnished” and not “filed” under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 8.01 OTHER EVENTS

Supplemental Risk Factor

The Company is supplementing the risk factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “2019 Form 10-K”), under the section titled “Risk Factors” in Part I, Item 1A, with the following risk factor.

Global health concerns, including the current COVID-19 pandemic, and governmental responses to such concerns, may materially adversely affect our business, results of operations, liquidity and capital resources.

The current COVID-19 pandemic has resulted in significant and widespread economic disruptions to, and uncertainty in, the global and U.S. economy, including in the regions in which we operate. Further, in response to the pandemic, the United States and certain other countries and state and local jurisdictions have imposed, among other things, travel and business operation restrictions intended to limit the spread of the COVID-19 virus and advising or requiring individuals to adhere to social distancing or limit or forego their time outside of their home. These disruptions and restrictions could materially adversely affect our business, results of operations, liquidity and capital resources due to, among other things, reduced demand for our products including as a result of the reduced operations of our customers, governmental restrictions on our operations or the operations of our customers, our customers’ inability to pay timely or at all, disruptions to our supply chain including delays, cost increases or our inability to source certain products and disruptions to our normal business operations. Further, the impact of the COVID-19 pandemic is rapidly evolving, and the continuation or a future resurgence of the pandemic could precipitate or aggravate the other risk factors that we identified in the 2019 Form 10-K, which in turn could further materially adversely affect our business, financial condition, liquidity, results of operations and profitability, including in ways that are not currently known to us or that we do not currently consider to present significant risks. We have taken certain actions, which we intend to mitigate the impact of the pandemic on our operations, but we cannot provide any assurance that these actions will be successful. The extent, duration and magnitude of the COVID-19 pandemic’s effects will depend on future developments, all of which are highly uncertain and difficult to predict, including the impact of the pandemic on global and regional economies, travel, and economic activity, as well as actions taken by governments, business and individuals in response to the pandemic or any future resurgence. These developments include the impact of the COVID-19 pandemic on unemployment rates and consumer discretionary spending; levels of consumer confidence; the ability of our vendors, customers and business partners to successfully navigate the impacts; and the post-pandemic pace of recovery. The global stock markets have also experienced, and may continue to experience, significant volatility as a result of the COVID-19 pandemic, and the price of our common stock has been volatile and has decreased significantly in recent months. The COVID-19 pandemic and the significant uncertainties it has caused for the global economy, business activity, and business confidence have had, and are likely to continue to have, a significant effect on the market price of securities generally, including our securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to anticipated and the expected effects on our business, financial condition and results of operations due to the COVID-19 pandemic. These statements present management’s expectations, beliefs, plans and objectives regarding our future business and financial performance. We cannot guarantee that any forward-looking statements will be realized or achieved. These forward-looking statements are based on current projections, estimates, assumptions and judgments, and involve known and unknown risks and uncertainties. We disclaim any obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise.

There are a number of factors, some of which are beyond our control that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements, including those in our risk factors that we identify in the 2019 Form 10-K, as supplemented by the risk factor set forth in Item 8.01 of this Current Report on Form 8-K. These factors may not constitute all factors that could cause actual results to differ from those discussed in any forward-looking statement. Accordingly, forward-looking statements should not be relied upon as a predictor of actual results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUTTIG BUILDING PRODUCTS, INC.

Date: April 27, 2020	By:	/s/ Jon P. Vrabely
Jon P. Vrabely
President, Chief Executive Officer